                       TEGAL CORPORATION AND SUBSIDIARIES             EXHIBIT 11
                         STATEMENT REGARDING COMPUTATION
                             OF NET INCOME PER SHARE

                                   (Unaudited)

                      (In thousands, except per share data)

                                                            Three Months Ended
                                                                 June 30,
                                                                 --------
                                                           1996            1995
                                                         -------         -------
Net income                                               $ 1,745         $ 1,010
                                                         =======         =======

Weighted average shares outstanding
    during the period                                     10,068             651

Preferred stock on an "as if" converted                     --             5,876

Common shares issued and stock options
    granted in accordance with Staff
    Accounting Bulletin No. 83                              --                 1

Common stock equivalents                                     609           1,020
                                                         -------         -------

Shares used in per share computation                      10,677           7,548
                                                         =======         =======

 Net income per share                                    $  0.16         $  0.13
                                                         =======         =======


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
SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 1996



                                   TEGAL CORPORATION
                                   (Registrant)



                                    /s/ David Curtis
                                    ---------------------------------------
                                    David Curtis
                                    Vice President Finance and Administration
                                    Chief Financial Officer, Treasurer and
                                    Secretary (Principal Financial Officer)

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